Exhibit 99.1

For information, contact:	Thomas V. Cholnoky (212) 365-2292
TRANSATLANTIC HOLDINGS, INC. CONFIRMS RECEIPT OF UNSOLICITED PROPOSAL
FROM VALIDUS HOLDINGS, LTD.
Stockholders Need Not Take Action At This Time
     New York, N.Y. — July 13, 2011 — Transatlantic Holdings, Inc. (NYSE: TRH) (“Transatlantic”) today confirmed that it has received an unsolicited proposal from Validus Holdings, Ltd. (NYSE: VR) to acquire all of Transatlantic’s outstanding shares of common stock.
     As previously announced on June 12, 2011, Transatlantic entered into a definitive merger agreement with Allied World Assurance Company Holdings, AG (NYSE: AWH) (“Allied World”), under which Transatlantic and Allied World would combine in a merger of equals, with stockholders of Transatlantic receiving 0.88 Allied World common shares for each share of Transatlantic common stock (together with cash in lieu of any fractional shares).
     Consistent with its fiduciary duties, Transatlantic’s Board of Directors, in consultation with its external legal and financial advisors, will carefully consider and evaluate the Validus proposal in due course and will inform Transatlantic stockholders of its position. Transatlantic advises stockholders to not take any action at this time and to await the Board’s recommendation.
     Goldman, Sachs & Co. and Moelis & Co. LLC are acting as financial advisors and Gibson, Dunn & Crutcher LLP is acting as legal counsel to Transatlantic.
About Transatlantic Holdings, Inc.
Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd. and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis — structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.
Visit — www.transre.com — for additional information about TRH.
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Additional Information about the Proposed Merger with Allied World and Where to Find It
Allied World has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement of Transatlantic and Allied World that also constitutes a prospectus of Allied World in connection with a proposed merger between Transatlantic and Allied World. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Transatlantic or Allied World may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the preliminary joint proxy statement/prospectus filed and other relevant documents that will be filed with the SEC (including the definitive joint proxy statement/prospectus), as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Participants in the Solicitation
Transatlantic, Allied World and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Stockholders and the preliminary joint proxy statement/prospectus related to the proposed merger, which was filed by Allied World with the SEC on July 7, 2011. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders and the preliminary joint proxy statement/prospectus related to the proposed merger, which was filed with the SEC on July 7, 2011. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, may be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions.
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Contacts:
Investors:
Transatlantic Holdings, Inc.
Thomas V. Cholnoky
Senior Vice President, Investor Relations
1-212-365-2292
investor_relations@transre.com
or
Georgeson Inc.
Donna Ackerly
1-212-440-9837
dackerly@georgeson.com
Media:
Joele Frank, Wilkinson Brimmer Katcher
Steve Frankel/Matt Sherman
1-212-355-4449
sfrankel@joelefrank.com
msherman@joelefrank.com
or
Brainerd Communicators
Anthony Herrling/JoAnne Barrameda
1-212-986-6667
Ex. 738 (Herrling)/ex. 749 (Barrameda)
herrling@braincomm.com
barrameda@braincomm.com